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                                                                    EXHIBIT 23.5


                        CONSENT OF PRICE WATERHOUSE LLP

We hereby consent to the inclusion of our opinion letter dated April ____, 1998 to the Board of Directors of Merchants Bancshares, Inc. (included as "Appendix C" to the Proxy Statement/Prospectus included in the Form S-4 Registration Statement relating to the proposed merger of Merchants Bancshares, Inc. with and into Union Planters Holding Corporation, a wholly owned subsidiary of Union Planters Corporation) and to the references to such opinion in such Registration Statement. In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act if 1933, as amended (the "Securities Act") or the rules and regulations of the Securities Exchange Commission (the "SEC") thereunder, nor do we thereby admit that we are experts with respect to any part of such Registration Statement within the meaning of the term "experts" as used in the Securities Act or the rules and regulations of the SEC thereunder.

Very truly yours,
PRICE WATERHOUSE LLP



/s/ Price Waterhouse LLP
------------------------
Price Waterhouse LLP


New York, New York
April 7, 1998